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Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

1997 Corp.
New York, New York

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 1997, relating to the financial statements of 1997 Corp., which is contained in that Prospectus.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.


New York, New York
April 7, 1997
                                               Feldman Radin & Co., P.C.,